                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                                  CRANE CO.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                                  [CRANE LOGO]

       CRANE CO.  100 FIRST STAMFORD PLACE,  STAMFORD, CONNECTICUT 06902

                                                                   April 5, 1994

DEAR CRANE CO. SHAREHOLDER:

    You are cordially invited to attend the Annual Meeting of the Shareholders of Crane Co., to be held at 10:00 a.m. Eastern Daylight Time on Monday, May 9, 1994, at the Sheraton Stamford Hotel, Freedom II Meeting Room, One First Stamford Place, Stamford, Connecticut.

    The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting. Management will report on current operations and there will be an opportunity for discussion of the Company and its activities. Our 1993 Annual Report also accompanies this proxy statement.

    It is important that your shares be represented at the meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card.

                                           Sincerely,

                                           [Signature]

                                           R.S. EVANS
                                           CHAIRMAN,
                                           CHIEF EXECUTIVE OFFICER
                                           AND PRESIDENT

                                   CRANE CO.
                            100 FIRST STAMFORD PLACE
                          STAMFORD, CONNECTICUT 06902

                              -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 9, 1994

                                                                   April 5, 1994

To The Shareholders of Crane Co.:

    NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Shareholders of Crane Co. will be held at the Sheraton Stamford Hotel, Freedom II Meeting Room, One First Stamford Place, Stamford, Connecticut on Monday, May 9, 1994 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

    1. To elect three Directors to serve for three year terms until the Annual Meeting of Shareholders in 1997.

    2. To consider and act upon a proposal to approve the selection of Deloitte & Touche as independent auditors for the Company for 1994.

    3. To consider and act upon a proposal to approve the Company's EVA Incentive Compensation Plan for Executive Officers.

    4. To transact such other business as may properly come before the meeting in connection with the foregoing or otherwise.

    The Board of Directors has fixed the close of business on March 16, 1994, as the record date for the purpose of determining shareholders entitled to notice of and to vote at said meeting or any adjournment thereof. A complete list of such shareholders will be open to the examination of any shareholder during regular business hours for a period of ten days prior to the meeting at the offices of the Company at 100 First Stamford Place, Stamford, Connecticut.

    In order to assure a quorum, it is important that shareholders who do not expect to attend the meeting in person fill in, sign, date and return the enclosed proxy in the accompanying envelope.

                                          By Order of the Board of Directors,

                                          PAUL R. HUNDT
                                          SECRETARY

  IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE REQUEST THAT YOU WRITE FOR YOUR CARD OF ADMISSION TO THE SECRETARY, CRANE CO., 100 FIRST STAMFORD PLACE, STAMFORD, CONNECTICUT 06902. YOU MAY USE THE ENCLOSED ENVELOPE.

                                   CRANE CO.
                            100 FIRST STAMFORD PLACE
                          STAMFORD, CONNECTICUT 06902

                              -------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 9, 1994

    The enclosed proxy is solicited by the Board of Directors of Crane Co. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Sheraton Stamford Hotel, Freedom II Meeting Room, One First Stamford Place, Stamford, Connecticut, on Monday, May 9, 1994, at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof. The enclosed proxy, properly executed and received by the Secretary prior to the meeting, and not revoked, will be voted in accordance with the directions thereon or, if no directions are indicated, the proxy will be voted for each nominee for election as a director; for approval of the selection of Deloitte & Touche as independent auditors for the Company for 1994; and for the proposal to approve the Company's EVA Incentive Plan for Executive Officers. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto in accordance with the discretion of the person or persons holding such proxy. Proxies may be revoked by shareholders at any time prior to the voting of the proxy by written notice to the Company, by submitting a new proxy, or by personal ballot at the meeting. The first date on which this proxy statement and enclosed form of proxy are being sent to the Company's shareholders is on or about April 5, 1994.

    OUTSTANDING SHARES AND REQUIRED VOTES. As of the close of business on March 16, 1994, the record date for determining shareholders entitled to vote at the meeting, the Company had issued and outstanding 29,905,091 Common Shares, par value $1.00 per share ("Common Shares" or "Common Stock"). Each Common Share is entitled to one vote at the meeting. Directors will be elected by a plurality, and each of the other proposals set forth below will require for approval a majority of the votes of the common shares present in person or represented by proxy at the meeting. Abstentions from the election of Directors will be treated as such. Abstentions from the proposals will, since they will not be recorded in favor of the proposals, have the effect of negative votes. Broker non-votes will be treated as shares as to which voting power has been withheld by the beneficial holders of the shares and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

                             ELECTION OF DIRECTORS

    The Board of Directors of the Company will consist of nine members divided into three classes. At the meeting three Directors are to be elected to hold office for three year terms until the 1997 Annual Meeting and until their successors are elected and qualified. The proxy will be voted for election of the three Directors named in the following table, whose election has been proposed and recommended by the Board of Directors. If any nominee shall, prior to the meeting, become unavailable for election as a Director, the persons named in the accompanying form of proxy will vote for such nominee, if any, in their discretion as may be recommended by the Board of Directors or the Board of Directors may reduce the number of Directors to eliminate the vacancy.

    The respective ages, positions with the Company, periods of service as Directors of the Company, business experience during the past five years, directorships in other companies, and shareholdings in the Company as of March 16, 1994 of both the nominees for election and those Directors whose terms will continue are set forth below:

                                                                                                   COMMON SHARES
                                                                                                   BENEFICIALLY
                                                                                                     OWNED (1)
                                                                                                 -----------------
NOMINEES FOR DIRECTOR TO BE ELECTED FOR TERMS TO EXPIRE IN 1997
R. S. EVANS....................................................................................       1,208,205
  Age 50; Chairman and Chief Executive Officer of the Company, 1984 to present; President 1987 to 1991 and since 1992, Director since 1979. Chairman and Chief Executive Officer of Medusa
   Corporation, 1987 to present. Other directorships: Medusa Corporation, Fansteel, Inc., HBD
   Industries, Inc., Mid-Ocean Reinsurance Company Ltd.
DORSEY R. GARDNER..............................................................................           1,734
  Age 51; Director 1982 to 1986 and since 1989. President, Kelso Management Co., Inc., Boston,
   MA. (investment management). Other directorships: Medusa Corporation.
DWIGHT C. MINTON...............................................................................          16,900
  Age 59; Director since 1983. Chairman of the Board and Chief Executive Officer, Church &
   Dwight Co., Inc., Princeton, NJ (manufacturer of consumer and specialty products). Other directorships: Medusa Corporation, Chemical Bank of New Jersey, First Brands Corporation.
DIRECTORS WHOSE TERMS WILL EXPIRE IN 1995
MONE ANATHAN, III..............................................................................             871
  Age 55; Director since 1992. President Filene's Basement, Inc., Boston, MA (Retailer), 1988
   to present. Other directorships: Medusa Corporation, Brookstone, Inc., Harvard Community
   Health Plan, Advest Advantage Trusts.
RICHARD S. FORTE...............................................................................           6,116
  Age 49; Director since 1983. President, Forte Cashmere Company, Inc., South Natick, MA
   (importer and manufacturer), 1988 to present. Other directorships: Medusa Corporation.
ARTHUR A. SEELIGSON, JR........................................................................           5,632
  Age 73; Director since 1982. Independent Oil Operator, Investments, San Antonio, TX. Other
   directorships: Medusa Corporation.
DIRECTORS WHOSE TERMS WILL EXPIRE IN 1996
E. THAYER BIGELOW, JR..........................................................................           8,690
  Age 52; Director since 1984. President and Chief Executive Officer, Time Warner Cable
   Programming Inc., Stamford, CT, 1991 to present; President, Home Box Office, Inc. (cable programming and entertainment), a subsidiary of Time Warner Inc., 1988 to 1991. Other directorships: Medusa Corporation.
CHARLES J. QUEENAN, JR.........................................................................           6,326
  Age 63; Director since 1986. Partner, Kirkpatrick & Lockhart, Pittsburgh, PA (attorneys at law). Other directorships: Fansteel, Inc., Allegheny Ludlum Corporation, Medusa Corporation.

                                                                                                   COMMON SHARES
                                                                                                   BENEFICIALLY
                                                                                                     OWNED (1)
                                                                                                 -----------------
BORIS YAVITZ...................................................................................           3,425
  Age 70; Director since 1987. Dean Emeritus, Columbia University Graduate School of Business,
   New York, NY; Deputy Chairman and Director, Federal Reserve Bank of New York, 1976 to 1982;
   Director, The Institute for the Future. Other directorships: J.C. Penney Company Inc.,
   Barnes Group, Inc., Medusa Corporation.

- --------------
(1) As determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. No Director except Mr. R. S. Evans owns more than 1% of the outstanding common shares of the Company. See Beneficial Ownership of Company Stock by Directors and Management, page 4.

    The Board of Directors met 9 times during 1993. The average attendance of Directors at those meetings was 94% and, with the exception of Mr. D. R. Gardner, all Directors attended 75% or more of the Board and Committee meetings which they were scheduled to attend.

    In 1993 the Board of Directors had standing Executive, Audit and Organization and Compensation Committees. The Company does not have a standing nominating committee. The Executive Committee which meets when a quorum of the full board cannot be readily obtained, did not meet in 1993. The Audit Committee met 3 times in 1993 with the Company's management, internal auditors and independent auditors to review matters relating to the quality of financial reporting and internal accounting control and the nature, extent and results of their audits, and otherwise maintained communications between the auditors of the Company and the Board of Directors. The Organization and Compensation Committee met 5 times in 1993. (See the Committee's report on page 9.)

    The following Directors were members of committees during 1993: Executive Committee -- R. S. Evans, E. T. Bigelow, Jr., D.C. Minton and B. Yavitz; Audit Committee -- M. Anathan, III, R. S. Forte, D. R. Gardner, C. J. Queenan, Jr., (Chairman); Organization and Compensation Committee -- E. T. Bigelow, Jr., D. R. Gardner, D. C. Minton and B. Yavitz (Chairman).

    COMPENSATION OF DIRECTORS. The Company's standard retainer payable to each non-employee director is $25,000 per annum. Pursuant to the Non-Employee Director Restricted Stock Plan, non-employee directors receive, in lieu of cash, shares of Common Stock of the Company with a market value equal to that portion of the standard annual retainer which exceeds $15,000. All directors who are not full-time employees of the Company, of which there will be eight, participate in the plan. The shares are issued each year after the Company's annual meeting, are forfeitable if the director ceases to remain a director until the Company's next annual meeting, except in the case of death, disability or change in control, and may not be sold for a period of five years or until a director leaves the Board. In May 1993 each non-employee director received 380 restricted shares of Common Stock pursuant to the plan.

    Directors also receive $500 for each Board meeting attended. Non-employee members of the Executive Committee receive an annual retainer of $2,000. Members of other committees receive $500 and chairmen receive $750 for each committee meeting attended.

    The Crane Co. Retirement Plan for Non-Employee Directors provides for a benefit at age 65 equal to the participant's annual retainer in effect at the time the Director's service terminates, payable for a period of time equal to the number of years the participant has served on the Board and not as an employee. After two years of service, participants are 50% vested in benefits payable, and after each full year of service thereafter, participants are vested in an additional 10%. In the event of a change in control, or death or disability, participants are automatically 100% vested and in the case of a change in control, a minimum of seven years of retirement benefits is payable. Additionally, a participant leaving the Board after a change in control would be entitled to receive a cash payment such that the participant will retain, after all applicable taxes, the present value of all future retirement benefits payable under the plan. A former Director may receive his benefits prior to age 65 on an actuarially reduced basis and in the form of a joint and survivor benefit and/or a pre-retirement spouse benefit. The plan is unfunded and benefits thereunder are payable as an operating expense.

                     BENEFICIAL OWNERSHIP OF COMPANY STOCK
                          BY DIRECTORS AND MANAGEMENT

    To focus management attention on growth in shareholder value, the Company believes that officers and key employees should have a significant equity stake in the Company. It therefore encourages its officers and key employees to increase their ownership of and to hold Company Common Stock through the Stock Option, the Restricted Stock Award and Savings and Investment Plans. Directors also receive 40% of their annual retainer in Restricted Stock issued under the Non-Employee Director Restricted Stock Plan. The beneficial ownership of Company Common Stock by the non-employee directors as a group (see pages 2 and 3 for individual holdings), the executive officers named in the compensation table, the other executive officers of the Company as a group as of March 16, 1994 and by key employees as a group as of December 31, 1993 is as follows:

                                                                      STOCK      SHARES IN
                                                      SHARES         OPTIONS      COMPANY                     % OF SHARES
                                                       UNDER       EXERCISABLE    SAVINGS     TOTAL SHARES    OUTSTANDING
                                        SHARES      RESTRICTED       WITHIN         PLAN      BENEFICIALLY       AS OF
                                         OWNED      STOCK PLANS      60 DAYS      (401(K))    OWNED (1)(2)    3/16/93 (2)
                                      -----------  -------------  -------------  ----------  --------------  -------------
Non-Employee Directors as a Group (8
 persons)...........................       46,654         3,040        --            --             49,694      0.17
R.S. Evans..........................      891,454       132,500        180,000       4,251       1,208,205      4.02
R.J. Muller, Jr.....................       96,205        44,250         68,500       5,412         214,367      0.72
J.P. Cronin(3)......................       44,315        39,750         85,000       2,504         171,569      0.57
P.R. Hundt..........................      108,180        33,250         69,840       3,135         214,405      0.72
M.L. Raithel........................       53,757        20,500         48,000       2,262         124,519      0.42
Other Executive Officers (5
 persons)...........................       45,945        48,000        127,392       4,779         226,116      0.75
                                      -----------  -------------  -------------  ----------  --------------  -------------
Sub Total -- Directors and Executive
 Officers as a Group (18 persons)...    1,286,510       321,290        578,732      22,343       2,208,875      7.25
Key Employees (48 persons)..........       50,341        36,000        436,314      54,116         576,771      1.90
                                      -----------  -------------  -------------  ----------  --------------  -------------
Total...............................    1,336,851       357,290      1,015,046      76,459       2,785,646      9.01(4)
                                      -----------  -------------  -------------  ----------  --------------  -------------
                                      -----------  -------------  -------------  ----------  --------------  -------------

- --------------
(1) Does not include: 3,457,074 shares of Common Stock Owned by The Crane Fund (See Principal Shareholders of the Company); nor an aggregate of 226,876 shares of Common Stock owned by The Crane Fund for Widows and Children; nor 303,874 shares of Common Stock held by trusts for the pension plans of the Company and certain of its subsidiaries which shares may be voted or disposed of in the discretion of the trustees unless the sponsor of the particular plan directs otherwise. Messrs. Hundt, Raithel and one other executive officer are Trustees of The Crane Fund for Widows and Children. None of the directors or trustees has any direct beneficial interests in, and all disclaim beneficial ownership of the shares held by the trusts.
(2) As determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
(3) Mr. Cronin resigned as an executive officer of the Company effective March 16, 1994.
(4) In addition, as of December 31, 1993, 2,293 employees of the Company held 737,708 shares of Common Stock in the Company's Savings and Investment Plan resulting in a total of 3,523,354 shares of Company Common Stock held by directors, officers, and employees or 11.40% of the outstanding shares as of March 16, 1994.

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY

    The following table sets forth the ownership by each person who owned of record or was known by the Company to own beneficially more than 5% of its Common Shares on March 16, 1994.

                                                                           NATURE OF
                                          NAME AND ADDRESS OF BENEFICIAL   BENEFICIAL    PERCENT
AMOUNT AND TITLE OF CLASS                             OWNER                OWNERSHIP    OF CLASS
- ----------------------------------------  ------------------------------  ------------  ---------
Common..................................  The Crane Fund (1)                 3,457,074     11.56%
                                          100 First Stamford Place
                                          Stamford, Connecticut

- --------------
(1) The Crane Fund is a charitable trust managed by trustees appointed by the Board of Directors of the Company. The incumbent trustees are M.L. Raithel, R.B. Phillips and P.R. Hundt, all of whom are executive officers of the Company. Pursuant to the trust instrument, the shares held by the trust shall be voted by the trustees as directed by the Board of Directors, the distribution of the income of the trust for its charitable purposes is subject to the control of the Board of Directors, and the shares may be sold by the trustees only upon the direction of the Board of Directors acting by a two-thirds vote. None of the directors or the trustees has any direct beneficial interest in, and all disclaim beneficial ownership of, shares held by the Crane Fund.

                             EXECUTIVE COMPENSATION

A.  SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid to the Company's Chief Executive Officer and to each of the four most highly paid executive officers for each of the last three completed fiscal years.

                                                                                       LONG TERM COMPENSATION
                                                                           ----------------------------------------------
                                            ANNUAL COMPENSATION                    AWARDS
                                   -------------------------------------   -----------------------  PAYOUTS
                                                                (E)                          (G)    -------      (I)
                                                               OTHER            (F)        SECURITIES   (H)      ALL
            (A)                                                ANNUAL      RESTRICTED (2)  UNDERLYING  LTIP     OTHER
         NAME AND            (B)       (C)         (D)      COMPENSATION   STOCK AWARD(S)  OPTIONS/ PAYOUTS  COMPENSATION (1)
    PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)(4)      $               $         SARS (#) ($)(2)       ($)
- ---------------------------  ----  -----------  ---------   ------------   --------------  -------  -------  ------------
R.S.Evans                    1993     610,000   308,463       104,063             0        40,000      0      6,926
  Chairman, Chief Executive  1992     610,000   210,099       266,028(3)          0        40,000      0      6,452
  Officer & President        1991     610,000   191,533       124,688             0        40,000      0      6,222
R.J. Muller                  1993     235,000   146,985        33,188             0        20,000      0      5,552
  Executive Vice President   1992     235,000   124,617        28,267             0        10,000      0      5,418
                             1991     220,000   155,312        30,844             0        20,000      0      5,211
J.P. Cronin (5)              1993     250,000    71,650        30,843             0        20,000      0      7,157
  Vice President -- Finance  1992     240,000    50,644        29,484             0        20,000      0      5,443
  & Chief Financial Officer  1991     231,000    45,254        32,812             0        20,000      0      5,270
P.R. Hundt                   1993     194,000    70,224        25,405             0        15,000      0      5,495
  Vice President, General    1992     187,000    47,974        23,390             0        15,000      0      5,347
  Counsel & Secretary        1991     180,000    33,468        25,968             0        15,000      0      5,523
M.L. Raithel                 1993     149,000    68,919        15,846             0        12,000      0      5,103
  Controller                 1992     143,300    45,511        15,002             0        12,000      0      4,938
                             1991     137,800    33,719        17,346             0        12,000      0      4,557

- ------------------
(1) Amounts in each case include the Company's matching contribution of $4,497 for the purchase of company stock in the Company's Saving & Investment Plan (401(k)) and premiums for life insurance.
(2) Certain shares of restricted stock issued under the Company's Restricted Stock Award Plan are not subject solely to performance based conditions for vesting and are classified as restricted stock which would be reportable in column (f) upon grant. Other shares of restricted stock which are subject solely to performance based conditions for vesting are classified as long term incentive awards reportable upon grant in Section D on page 7 as long term incentive awards and in column (h) of this table upon vesting. The shares of restricted stock under that plan held by each of the persons identified in the table and the aggregate value there of at December 31, 1993 were as follows:

                                         RESTRICTED STOCK HOLDINGS
                          --------------------------------------------------------
                           RESTRICTED                   AGGREGATE
                           STOCK HELD       LTIP       RESTRICTED      AGGREGATE
                          # OF SHARES   # OF SHARES    SHARES HELD       VALUE
                          ------------  ------------  -------------  -------------
R.S. Evans                     15,000       117,500        132,500   $   3,279,375
R.J. Muller                     2,500        41,250         44,250       1,095,188
J.P. Cronin                     3,500        36,250         39,750         983,813
P.R. Hundt                      2,500        30,250         33,250         822,938
M.L. Raithel                    2,000        18,500         20,500         507,375

- --------------
     Dividends paid on all restricted stock are reported in column (e).
(3) $162,434 of $266,028 relates to an adjustment required to a 1989 and 1990 tax gross-up based upon a tax assessment received.
(4) The named executives had credited to their accounts under the company's existing EVA incentive compensation program (see Company's Organization & Compensation Committee Report on page 9 and the proposal to approve the EVA Incentive Compensation Plan for Executive Officers on page 13) the following amounts which are subject to increase or decrease in future years: R.S. Evans $308,463; R.J. Muller $146,985; J.P. Cronin $71,650; P.R.
     Hundt $70,224; and M.L. Raithel $68,919. Under the program one third (50% in 1993) of the account balance in any year will be payable to the named executive.
(5) Mr. Cronin resigned as an executive officer of the Company effective March 16, 1994

B.  OPTION GRANTS IN LAST FISCAL YEAR.

    The following table shows all individual grants of stock options to the named executive officers of the Company during the fiscal year ended December 31, 1993.

                      (B)
                   NUMBER OF               (C)
                  SECURITIES              % OF
                  UNDERLYING     TOTAL OPTIONS/SARS (1)                                             (F)
                   OPTIONS/            GRANTED TO                   (D)               (E)        GRANT DATE
      (A)          SARS (1)             EMPLOYEES               EXERCISE OR        EXPIRATION     PRESENT
     NAME         GRANTED (#)        IN FISCAL YEAR        BASE PRICE ($/SH) (2)      DATE      VALUE ($)(3)
- ---------------  -------------  -------------------------  ---------------------  ------------  ------------
R.S. Evans            40,000               14.13 %               $  26.50         5/10/2003      $  404,840
R.J. Muller           12,000                4.24 %                  26.50         5/10/2003         121,452
J.P. Cronin           15,000                5.30 %                  26.50         5/10/2003         151,815
P.R. Hundt            15,000                5.30 %                  26.50         5/10/2003         151,815
M.L. Raithel          12,000                4.24 %                  26.50         5/10/2003         121,452

- --------------
(1)  The Company no longer grants SARs.
(2) The option price of options granted under the plan were and may not be less than 100% of the average fair market value of the shares on the date of grant. Options granted become exercisable 50% one year, 75% two years and 100% three years after grant and expire, unless exercised, ten years after grant. If employment terminates, the optionee may exercise the option only to the extent it could have been exercised on the date his employment terminated and within three months thereof. In the event employment terminates by reason of retirement, permanent disability or change in control, options become fully exercisable. The exercise price may be paid by delivery of shares owned for more than six months and income tax obligations related to exercise may be satisfied by surrender of shares received upon exercise, subject to certain conditions.

(3) The Options were valued using the Black-Scholes Method which indicated a value of $10.121 per option. The assumptions used were: volatility .96, risk free rate of return 5.89% based on the 10-YR. Treasury constant maturities on 5/10/93 from the Federal Reserve Statistical Release H.15;
     the  Assumed Dividend Pay-Out Rate  was 0 and a  ten year time of exercise.
     The Actual Value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised so that there is no assurance the value will be at or near the value estimated by the Black-Scholes Method.

C. AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

    The following table provides information concerning each option exercised during the fiscal year ended December 31, 1993 by each of the named executive officers and the value of unexercised options held by such executive officers on December 31, 1993.

                                                                  (D)                            (E)
                                                         NUMBER OF SECURITIES         VALUE OF UNEXERCISED IN-
                                                        UNDERLYING UNEXERCISED                THE-MONEY
                                                           OPTIONS/SARS(1)AT          OPTIONS/SARS(1) AT FISCAL
                        (B)               (C)             FISCAL YEAR END (#)               YEAR END ($)
      (A)         SHARES ACQUIRED        VALUE       -----------------------------  -----------------------------
     NAME         ON EXERCISE (#)    REALIZED ($)     EXERCISABLE / UNEXERCISABLE    EXERCISABLE / UNEXERCISABLE
- ---------------  -----------------  ---------------  -----------------------------  -----------------------------
R.S. Evans              97,443         1,491,609(2)         140,000/ 70,000               $     1,431,550/0
R.J. Muller                                                 55,000/ 22,000                        156,000/0
J.P. Cronin                                                 67,500/ 30,000                        209,700/0
P.R. Hundt                                                  54,840/ 26,250                        203,958/0
M.L. Raithel            13,642           179,836(2)         36,000/ 21,000                        100,695/0

- --------------
(1)   The Company no longer grants SARs.
(2) Computed based upon the difference between aggregate fair-market value and aggregate exercise price.

D.  LONG TERM INCENTIVE AWARDS IN LAST FISCAL YEAR

    The following table shows long term incentive awards to the named executive officers during the fiscal year ended December 31,1993.

                                                  (C)             ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE BASED
                           (B)                PERFORMANCE                                PLANS
                          NUMBER               OR OTHER           ----------------------------------------------------
                        OF SHARES            PERIOD UNTIL               (D)               (E)               (F)
(A)                   UNITS OR OTHER          MATURATION             THRESHOLD           TARGET           MAXIMUM
NAME                    RIGHTS (#)             OR PAYOUT              ($ OR #)          ($ OR #)          ($ OR #)
- -------------------  ----------------  -------------------------  ----------------  ----------------  ----------------
R.S. Evans.........         20,000           50% 11/10/95;         10,000 shares     10,000 shares     20,000 shares
                                          50% to 100% 5/10/98         11/10/95          5/10/98
R.J. Muller........          7,500           50% 11/10/95;          3,750 shares      3,750 shares      7,500 shares
                                          50% to 100% 5/10/98         11/10/95          5/10/98
J.P. Cronin........          5,000           50% 11/10/95;          2,500 shares      2,500 shares      5,000 shares
                                          50% to 100% 5/10/98         11/10/95          5/10/98
P.R. Hundt.........          5,000           50% 11/10/95;          2,500 shares      2,500 shares      5,000 shares
                                          50% to 100% 5/10/98         11/10/95          5/10/98
M.L. Raithel.......          3,500           50% 11/10/95;          1,750 shares      1,750 shares      3,500 shares
                                          50% to 100% 5/10/98         11/10/95          5/10/98

    All long term incentive awards ("LTIP shares") were made under the Company's restricted stock award plan. During the restriction period the LTIP shares are subject to forfeiture and may not be sold, transferred, assigned or pledged ("the restrictions"). The restrictions on the LTIP shares shall automatically lapse:

        (i) On fifty percent (50%) of the LTIP share award on November 10, 1995 if on that date the total return on the Company's shares (based on stock price appreciation with dividends reinvested in Company stock) since May 10,1993 exceeds 125% of the S&P 500 total return;

        (ii) On fifty percent (50%) of the LTIP share award on May 10, 1998 if on that date the total return on the Company's shares (based on stock price appreciation with dividends reinvested in Company stock) since November 10, 1995 exceeds 125% of the S&P 500 total return;

       (iii) On one hundred percent (100%) of the LTIP share award on May 10, 1998 (if any portion thereof remains unvested by reason of the failure to satisfy Section (i) and (ii) above) if on that date the total return on the Company's shares (based on stock price appreciation with dividends reinvested in Company stock) since May 10, 1993 exceeds 125% of the S&P 500 total return;

       (iv) Restrictions lapse on death, permanent disability, normal retirement age or a change in control;

        (v) Income and excise tax if any are grossed up upon lapse in restrictions.

    On May 10, 1993 the average price of a Company common share was $26.50. However, absent death, disability or a change-in-control, recipients will realize value (other than dividends) only if the objectives stated above are achieved. Thus there is no assurance that any of the LTIP shares awarded will have value to the recipients.

E.  PERFORMANCE GRAPH

    The following performance graph compares the total return to shareholders of an investment of $100 in each of Crane Co. Common Stock, the S&P 500 Index and the S&P Manufacturing (Diversified Industrials) in which the Company is included as one of 12 companies from December 31, 1988 to December 31, 1993. "Total Return" means the increase in value of an investment in a security over a given period assuming reinvestment in that security of all dividends received thereon during the period.

                                   [GRAPHIC]

                        REPORT ON EXECUTIVE COMPENSATION
                      BY THE ORGANIZATION AND COMPENSATION
                            COMMITTEE OF THE COMPANY

    The Board of Directors and the Organization and Compensation Committee (the "Committee") believe that an effective compensation program for executive officers and key employees should be able to compete for and to retain qualified executives, reward operational success in a timely fashion and encourage the Company's executive officers to focus on increasing shareholder value. The Committee also believes developing and implementing an effective compensation program is a dynamic process and that the Company's approach to executive compensation must necessarily evolve to meet the challenges of an ever-changing economic and legal environment. At present, the Committee continues to be of the view that ownership of a significant equity position in the Company is the best means to obtain the desired focus on shareholder value and that, over time, management and particularly the executive officers can most readily be made significant shareholders in the Company through the executive compensation program. Therefore, the Company continued in 1993 and plans to continue in 1994 its three-pronged approach to executive officer and key employee compensation: first, it paid a competitive base salary; second, it attempted to link both short-term and long-term incentive compensation directly or indirectly to increases in shareholder value; and third, as part of the process, it continued to establish significant rewards for performance with, and strongly encouraged executive officers and key employees to hold a significant portion of their net worth in, Common Stock of the Company. It is intended that, as their holdings of Company stock continue to increase, executive officers in particular will approach their responsibilities more and more like owners of the Company. This philosophy starts with the Board of Directors, the non-employee members of which now receive 40% of their annual retainer in Company Stock. To date, almost 11.40% of the Company's Common Stock is beneficially owned by the directors, management and the employees, with the CEO owning 4.02% and the four other Named Executive Officers owning 2.4%. (See Beneficial Ownership of Company Stock by Directors and Management page 4.)

    The Company provides competitive health, retirement and savings programs to all its employees. With respect to retirement benefits, the Company's basic policy for many years has been to provide salaried employees a percentage of final average compensation determined on the basis of years of service. The amounts that would otherwise be payable under the terms of retirement and savings programs to highly compensated executive officers have been capped by the Internal Revenue Code and the regulations thereunder and the Company does not presently provide supplemental benefit programs to make up the difference, as do many other companies.

    A. BASE SALARIES. The Company pays competitive salaries to attract and retain the highly qualified executive officers needed to manage the Company and its business units. From time to time widely published general surveys of the compensation practices of a broad range of industrial companies are reviewed to determine whether salary levels remain close to the average salaries paid by U.S. industry for equivalent positions. The Company at times will suspend or limit annual salary increases when operating performance of the company or the return to shareholders do not support increases. For 1994, the Company limited increases for executive officers to 3.76% overall. It was also agreed that the 1994 salary of the Chief Executive Officer who also serves as President and Chief Operating Officer will again remain at the 1990 level which in the judgment of the Committee remains appropriate for an individual having such broad responsibilities. The Committee is of the view, in any event, that the CEO's compensation package should emphasize incentives closely linked to shareholder return through significant grants of stock options and performance based restricted stock. Thus, for 1993 and 1994, increases in CEO compensation will only result from improved corporate performance.

    B. ANNUAL INCENTIVE COMPENSATION. The Company's annual incentive compensation program utilizes the principles of Economic Value Added ("EVA"), which as compared to such common performance measures as return on capital, return on equity, growth in earnings per share and growth in cash flow, has the highest statistical correlation with the creation of value for shareholders. EVA is defined as the difference between the return on total capital invested in the business and the cost of capital, multiplied by total capital employed.

    The Company's annual incentive awards are based on the EVA increase or decrease for a business unit during the year both absolutely and compared to the prior year thereby motivating managers to focus on continuous value improvement. Awards are uncapped to provide maximum incentive to create value, but, there is also a downward exposure since annual awards whether positive or negative, are credited to a notional "bank account," only a percentage of which is paid out in any year. The balance in a bank account is thus subject to decrease if the EVA is determined to be negative in subsequent years, and to forfeiture if a participant leaves the Company. The vulnerable bank account concept gives the annual incentive compensation program a longer-term perspective and provides participants with ownership incentives as the account balances build or decline. Although the program is formula driven, the Committee retains discretion to review and adjust its impact on business units and individuals for reasonableness and to preserve its incentivizing objectives. The 1993 EVA incentive compensation award for the CEO was originally calculated on the basis of the change in the Company's EVA since the prior year and a percentage of that EVA as $394,220. The actual amount paid from his account was $308,463. With respect to future incentive compensation for the CEO and the other executive officers, the Company is proposing for shareholder approval at the 1994 Annual Meeting a formal EVA Incentive Compensation Plan for Executive Officers. See page 13.

    C.   LONG-TERM  INCENTIVE COMPENSATION.   The Company has  used its existing
Stock Option Plan and its Restricted Stock Award Plan as the foundation for its long-term stock-based incentive compensation program.

    (i) THE COMPANY'S STOCK OPTION PLAN. The Stock Option Plan is administered by the Committee, which is authorized to grant options to key employees of the Company or any majority-owned subsidiary of the Company. The option price of options granted under the plan must not be less than 100% of the average fair market value on the date of grant of the shares under option. Options granted become exercisable 50% one year, 75% two years and 100% three years after grant and expire, unless exercised, ten years after grant. Because the Company's Stock Option Plan requires that options be granted at no less than fair market value, a gain can only result if the Company's share price increases from the date of grant. This ties this incentive program directly into increases in shareholder value. In 1993, the CEO received 40,000 stock options. In the Committee's judgment, significant grants of stock options over time better align the CEO's interests with those of the shareholders.

    (ii) THE COMPANY'S RESTRICTED STOCK AWARD PLAN. Under the Restricted Stock Award Plan, restricted shares of the Company's Common Stock may be awarded to selected key officers and employees. The Committee administers the plan and has the authority to select participants to determine the amount and timing of awards, restriction periods, market value thresholds and any terms and conditions applicable to grants. The Committee has utilized criteria to determine when restrictions on stock awarded under the Plan would lapse. Currently, the Committee establishes performance targets based on the attainment of specified absolute or comparative rates of return to shareholders. In 1993, the CEO was awarded 20,000 shares of performance based restricted stock under the Plan which in the Committee's judgment would provide the appropriate incentive to focus his attention on increasing shareholder value by further aligning his management incentives with those of the shareholders. If the established performance goals are not met, the restricted stock will be forfeited at the end of five years.

    D. OMNIBUS BUDGET REVENUE RECONCILIATION ACT OF 1993. In 1993, Congress adopted the Omnibus Budget Revenue Reconciliation Act of 1993, certain provisions of which for tax years beginning after December 31, 1993 limit to $1 million per employee the deductibility of compensation paid to the executive officers required to be listed in the Company's proxy statement unless the compensation meets certain specific requirements. To date, only proposed regulations have been issued by the Internal Revenue Service. Under the transitional rules contained in the proposed regulations, the Company believes that all prior long-term incentive awards under the Stock Option and Restricted Stock Award Plans will be exempt from the non-deductibility provisions of the law until the Annual Meeting of Shareholders in 1997. The EVA Incentive Compensation Program for Executive Officers being presented to the shareholders for approval at this meeting is intended to create a performance based plan meeting the criteria for continued deductibility set out in the proposed regulations. As a matter of policy, the Committee intends to develop and administer compensation programs which comply with terms of the specified exemptions under Section 162(m) and to maintain deductibility for all executive compensation, except in the limited circumstance when the materiality of the deduction is in the judgment of the Committee significantly outweighed by the incentive value of the compensation.

                                      Submitted by:

                                      The Organization and Compensation
                                      Committee of the Board of Directors of
                                      Crane Co.
                                            B. Yavitz, Chairman
                                            E. T. Bigelow, Jr.
                                            D. R. Gardner
                                            D. C. Minton

RETIREMENT BENEFITS

    All officers of  the Company,  including the individuals  identified in  the
Compensation Table, are participants in the Company's pension plan for non-bargaining employees. Non-Employee Directors do not participate in the Plan. Certain amounts realized from participation in the stock option plans of the Company and in its Stock Appreciation Rights Plan, which are included for pension purposes in the Compensation Table, are included in the computation of compensation prior to January 1, 1993, but are excluded from such computation thereafter.

    Eligibility for retirement benefits is subject to certain vesting requirements which, effective January 1, 1989, include completion of five years of service where employment is terminated prior to normal or other retirement or death as determined by applicable law and the Plan. Benefit accruals continue for years of service after age 65.

    The annual pension benefits payable under the pension plan are equal to 1 2/3% per year of service of the participant's average annual compensation during the five highest compensated consecutive years of the ten years of service immediately preceding retirement less 1 2/3% per year of service of the participant's Social Security benefit, up to a maximum deduction of 50% of the Social Security benefit.

    The table below sets forth the estimated annual benefit payable on retirement at normal retirement age (age 65) under the Company's plan based on benefit accruals through December 31, 1993 for specified salary and years of service classifications, and assumes benefits to be paid in the form of a single life annuity. The amounts have not been reduced by the Social Security offset referred to above.

                               PENSION PLAN TABLE

                 AVERAGE                                        YEARS OF SERVICE
                 ANNUAL                    -----------------------------------------------------------
              COMPENSATION                    10         20          25           30           35
- -----------------------------------------  ---------  ---------  -----------  -----------  -----------
 $150,000................................  $  25,005  $  50,010  $    62,513  $    75,015  $    87,518
  $175,000...............................     29,173     58,345       72,931       87,518      102,104
  $200,000...............................     33,340     66,680       83,350      100,020      116,690
  $225,000...............................     37,508     75,015       93,769      112,523      131,276*
  $235,000...............................     39,175     78,349       97,936      117,524      136,111*
  $250,000**.............................     41,675     83,350      104,188      125,025*     145,863*

- --------------
 * Effective January 1, 1993, the actual retirement benefit at normal retirement date payable pursuant to Section 235 (a) of the Tax Equity and Fiscal Responsibility Act of 1982 (and subsequent to 1986 at the age at which unreduced Social Security benefits may commence pursuant to the Tax Reform Act of 1986) may not exceed the lesser of $118,800 or 100% of the officer's average compensation during his highest three consecutive calendar years of earnings (the "Tax Act Limitation"). The Tax Act Limitation will be adjusted annually for changes in the cost of living. The dollar limit is subject to further reduction to the extent that a participant has fewer than ten years of service with the Company or ten years of participation in the defined benefit plan.
** Between January 1, 1989 and December 31, 1993, for the purpose of determining benefit accruals and benefit limitations under the pension plan for all plan years beginning in 1989, a participant's compensation is deemed to be limited to $200,000 indexed for inflation ($235,840 for 1993) ("Limitation"). As a result of the Limitation, the covered compensation under the Company's pension plan for each of Messrs. Evans, Cronin, Hundt, Muller and Raithel (who have 20, 5, 25, 9, and 23 years of service credit, respectively) is limited to $235,840 in 1993. However, in no event will the Limitation reduce any participant's accrued benefit below his accrued benefit as of December 31, 1988. Commencing January 1, 1994, the compensation limit was further reduced to $150,000 indexed for inflation in future years ("OBRA '93 Limitation"). As a result of the OBRA '93 Limitation, the covered compensation under the Company's pension plan for the foregoing individuals is limited to $150,000 for 1994, but in no event will the OBRA '93 Limitation reduce any participant's accrued benefit as of December 31, 1993.

OTHER AGREEMENTS AND INFORMATION

    The Company has entered into indemnification agreements with R.S. Evans, each other Director of the Company, and P.R. Hundt the form of which was approved by the shareholders of the Company at the 1987 Annual Meeting. The Indemnification Agreements require the Company to indemnify the officers or directors to the full extent permitted by law against any and all expenses, (including advances thereof), judgments, fines, penalties, and amounts paid in settlement incurred in connection with any claim against such person arising out of the fact that he was a director, officer, employee, trustee, agent or fiduciary of the Company or was serving as such for another entity at the request of the Company, to maintain directors and officers liability insurance coverage or to the full extent permitted by law to indemnify such person for the lack thereof.

    Each of the individuals named in the Compensation Table (and certain other executive officers) has an agreement which, in the event of a change of control of the Company, provides for the continuation of the employee's then current base salary, bonus plan, and benefits for the three year period following the change in control. Upon termination within three years after a change in control, by the Company without cause or by the employee with "Good Reason" (as defined in the agreement), the employee is immediately entitled to a proportionate amount of the last year's bonus, three times his annual salary and either the last year's bonus or the average of the last three years' bonuses if higher, all accrued or deferred compensation and vacation pay, and a lump sum retirement benefit (and all income and excise taxes attributable thereto) equal to the present value of the additional amount of retirement benefits he would have received at retirement (without actuarial reduction for early retirement) but for the termination, if his employment had continued for an additional three years from the date of termination. Employee benefits also continue for three years after termination. "Good Reason" under the agreements includes, among other things, any action by the Company which results in a diminution in the position, authority, duties or responsibilities of the employee. The agreements of Messrs. Evans, Cronin, Hundt and Raithel and certain other executive officers not named in the Compensation Table also provide that the employee may terminate for any reason during the 30 day period immediately following the first year after the change of control, which shall be deemed "Good Reason" under the agreement. If it is determined that any economic benefit or payment or distribution by the Company to the individual, pursuant to the agreement or otherwise, (including, but not limited to, any economic benefit received by the employee by reason of the acceleration of rights under the various options, restricted stock and stock appreciation rights Plans of the Company) ("Payment") is subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code (the "Code"), the agreements provide that the Company shall make additional cash payments to the employee such that after payment of all taxes including any excise tax imposed on such payments, the employee will retain an amount equal to the excise tax on all the Payments. The agreements were for a three year period beginning in November, 1988, but are automatically renewed annually for a three year period unless the Company gives notice that the period shall not be extended.

                      OTHER TRANSACTIONS AND RELATIONSHIPS

TRANSACTIONS

    During 1993, the Company purchased approximately $339,692 worth of products from Peerless-Winsmith, Inc. ("Peerless"), a wholly-owned subsidiary of HBD Industries, Inc. ("HBD"). Mr. T.M. Evans, the father of Mr. R.S. Evans, is the controlling shareholder and a director of both companies. Mr. R.S. Evans is a shareholder and director of HBD. The law firm of Kirkpatrick & Lockhart, of which Mr. Queenan is a partner, furnished legal services to the Company in 1993.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Organization and Compensation Committee is or has ever been an employee of the Company and no executive officer of the Company has served as a director or member of a compensation committee of another company of which any member of this Committee is an executive officer.

                     APPROVAL OF THE SELECTION OF AUDITORS

    The Board of Directors proposes and recommends that the shareholders approve the selection of the firm of Deloitte & Touche as independent auditors for the Company for 1994. Deloitte & Touche have been the independent auditors for the Company since 1979. Unless otherwise directed by the shareholders, proxies will be voted for approval of the selection of Deloitte & Touche to audit the books and accounts of the Company for the current year. In accordance with the Company's practice, a member of the firm will attend the Annual Meeting, have an opportunity to make a statement if he desires to do so and to respond to appropriate questions which may be asked by shareholders.

PROPOSAL TO APPROVE THE COMPANY'S EVA INCENTIVE COMPENSATION PLAN FOR EXECUTIVE
                                    OFFICERS

INTRODUCTION

    As is set forth in the Report of the Organization and Compensation Committee at pages 9 to 11, the Company has adopted an annual incentive compensation program based on the principles of Economic Value Added ("EVA") throughout the Company. The purpose of the EVA approach is to maximize shareholder value by aligning management's interests with those of shareholders and rewarding management for sustainable and continuous improvement in the business being managed.

    Recent changes in the Internal Revenue Code have placed limits on the deductibility of the compensation paid to the executive officers who may be named in the compensation table of the Company's proxy statement ("Named Executive Officers") to the extent such compensation exceeds $1 million dollars unless it meets requirements set forth in Section 162(m) of the Internal Revenue Code and the regulations issued thereunder. This limit on deductibility does not apply to compensation paid to any other executive officer, business unit president, key business unit executive or other participant in the Company's incentive compensation programs.

    In order to preserve the deductibility of incentive compensation paid to Named Executive Officers in the future, the Company has created a separate incentive compensation plan for the executive officers of the Company and for the other employees who may become Named Executive Officers by reason of the executive compensation disclosure rules under the Securities Act of 1934. The Plan is intended to satisfy the specific requirements of Section 162(m) of the Code, as outlined by the Internal Revenue Service in recently issued proposed regulations. If the Plan is not approved by the shareholders the Plan will not be implemented but, the Company will review what other options are available to it to provide meaningful incentive compensation to its executive officers in 1994 and in future years being mindful of the limitations on deductibility imposed by Section 162(m) of the Internal Revenue Code.

PRINCIPLE PROVISIONS OF THE PLAN

    The Plan will be administered by the Organization and Compensation Committee of the Board of Directors (the "Committee"). EVA is defined as the difference between the return on total capital invested in the business and the cost of capital, multiplied by total capital employed ("EVA Calculation"). While particular EVA formulas will be tailored to the size and unique characteristics of the business unit or units for which a specific executive is responsible, the key elements of the EVA formula applicable to any executive officer will be the Cost of Capital (generally the cost of capital to the corporation), the Return on Capital, the Amount of Capital employed in the business unit, the net operating profit of the unit after tax, and the prior year's EVA. Awards will be calculated on the basis of year-end results. Formulas for individual business units may utilize both a percentage of the change in the EVA of a business unit from the prior year, whether positive or negative, plus a percentage of the positive EVA, if any, in the current year; the EVA award would usually be calculated for an entire business unit and the executive officer would receive a percentage of the unit's EVA award. For executive officers or business units responsible for more than one business unit, the formula may be based on a percentage of the aggregate EVA, positive or negative, of the units reporting to the executive or unit. The Committee will have the discretion and authority to develop other EVA based formulas or goals for utilization pursuant to the Plan in future years. In any instance in which an executive officer participates in a unit EVA award in which a group of employees participates, the executive officer's percentage of the unit's EVA award would be specified.

    Before the beginning of each fiscal year, the Committee will establish the EVA formula applicable to each executive officer and each potential Named Executive Officer of the Company for that year (including the percentage of any business unit award in which he may participate). However, the Committee will retain discretion to revise formulas or an executive's percentage participation in any unit EVA award if the Committee deems it appropriate as circumstances develop during the year provided however, in the case a Named Executive Officer, such revisions may only have a negative effect on the amount of the Named Executive Officer's award for the year. As soon as is reasonably practicable after the year ends the Committee will review the EVA Calculations and certify to the Board of Directors the EVA incentive compensation award for each executive officer.

    After the EVA award for a particular executive has been determined it will be credited whether positive or negative, to the executive's account. The executive will then be paid, if the account remains a positive number, a specified percentage (currently by 33 1/3%) of the account balance in cash. The remainder of the account balance represents that individual's "equity" in the account for future years. If EVA awards are or have been negative, an account balance can be negative. In such case, the executive officer will receive no incentive compensation until the aggregate of subsequent EVA awards results in a positive account balance. Each year, the Company will add interest to a positive balance or charge interest on a negative balance at an appropriate money market rate. The account will be subject to forfeiture in the event a executive officer leaves the Company by reason of termination or resignation.

    Since the EVA Calculation will occur at the end of the fiscal year, the awards which Named Executive Officers may earn in the future, and who they will be, cannot be determined at this time. However, if the Plan, as proposed, had been in effect in 1993, the Named Executive Officers identified in this proxy statement and the other executive officers in 1993 would have received the following awards and payments and had the following account balances at risk for performance in future years.

                                                           PAYMENT OF 1/3
                                                         OF ACCOUNT BALANCE         ACCOUNT BALANCE
                                                                AFTER                 AT RISK FOR
NAME                                     1993 AWARD          1993 AWARD              FUTURE YEARS
- -------------------------------------  --------------  -----------------------  -----------------------
R. S. Evans..........................   $    394,220         $   205,642              $   411,284
R. J. Muller, Jr.....................        161,876              97,990                  195,980
J. P. Cronin.........................         89,596              47,767                   95,533
P. R. Hundt..........................         89,596              46,816                   93,632
M. L. Raithel........................         89,596              45,946                   91,892
Other Executive Officers (5
 Persons)............................        322,940             165,124                  330,248

    The entire account balance will  become payable upon normal retirement  (age
65), death, or disability, or a change-in-control. (The Committee will have the discretion to pay the entire account balance upon early retirement.) If it is determined that any payment of an account by the Company to an executive officer by reason of a change-in-control is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Code"), the Plan provides that the Company shall make additional cash payments to the executive officer such that after payment of all taxes including any excise tax imposed on such payments, the executive officer will retain an amount equal to the excise tax on all the payments.

    The Committee's decisions in the administration of the Plan shall be binding on all parties.

    The Board of Directors may modify, suspend or terminate the Plan at any time. By proposing this Plan to the shareholders for approval, the Company does not intend to limit itself to the EVA approach to executive officer compensation. Approval of the Plan is being sought to assure the deductibility of any compensation paid under the Plan. The Company reserves the right to pay its executive officers incentive compensation for performance under such programs and agreements and in such amounts and under such terms as it deems appropriate at the time, keeping in mind the requirements for deductibility and whether the materiality of a deduction is significantly outweighed by the incentives created by the availability of the compensation.

VOTE REQUIRED

    The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to approve the Plan. See also Outstanding Shares and Required Votes, page 1.

    The Board of Directors recommends that you vote FOR Approval of the proposed EVA Incentive Compensation Plan for Executives Officers.

                                 MISCELLANEOUS

    SOLICITATION OF PROXIES. The Company will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company, who will undertake such activities without additional compensation. To aid in the solicitation of proxies, the Company has retained Beacon Hill Partners, Inc. which will receive a fee for its services of $5,500 plus up to $1,500 in expenses. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Company's Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material.

    INCORPORATION BY REFERENCE. The Report on Executive Compensation on pages 9 to 11 and the graph entitled "Cumulative Return of Crane Co. etc." on page 8 of this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates said report or said graph by reference and neither the report nor the graph shall otherwise be deemed filed under such Acts.

    NEXT ANNUAL MEETING. The Bylaws presently provide that the Annual Meeting of the Shareholders of the Company will be held on the second Monday in May in each year unless otherwise determined by the Board of Directors. Appropriate proposals of security holders intended to be presented at the 1995 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting on or before December 7, 1994.

    Shareholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing in your proxy promptly, no matter how large or how small your holdings may be.

                  By Order of the Board of Directors,

                  PAUL R. HUNDT
                  Secretary

                                    CRANE CO.
                   ANNUAL MEETING OF SHAREHOLDERS MAY 9, 1994
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby appoint and constitute E. T. Bigelow, Jr., R. S. Evans and D. C. Minton, and each of them, his true and lawful agents and proxies with power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares of Crane Co. held of record by the undersigned at the close of business on March 16, 1994 at the Annual Meeting of Shareholders of Crane Co. to be held in the Freedom II Meeting Room at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut on Monday, May 9, 1994 at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such matters as may come before said meeting.

Election of Directors, Nominees:

R. S. Evans, Dorsey R. Gardner, Dwight C. Minton

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                   SEE REVERSE
                                                                       SIDE




     Please mark your
/X/  votes as in this
     example.

     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR proposals 2 and 3.

- -----------------------------------------------------------------------------------------------------------------------------------
                        The Board of Directors recommends a vote FOR all nominees and FOR proposals 2 and 3.
- -----------------------------------------------------------------------------------------------------------------------------------
                    FOR  WITHHELD                      FOR   AGAINST  ABSTAIN                                FOR   AGAINST  ABSTAIN
1.  Election of                     2.  Approval of                             30. Approval of the
    Directors      /  /    /  /         Independent   /  /   /  /     /  /          Company's EVA           /  /    /  /     /  /
    (See Reverse)                       Auditors                                    Incentive
                                                                                    Compensation Plan
                                                                                    for Executive Officers
- -----------------------------------------------------------------------------------------------------------------------------------


                                   The signer hereby revokes all proxies
                                   heretofore given by the signer to vote at said meeting or any adjournments thereof.

                                   Please sign exactly as name appears hereon.
                                   Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                   _____________________________________________


                                   _____________________________________________
                                     SIGNATURE(S)                      DATE